UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 28, 2012

KAISER VENTURES LLC

(Exact name of registrant as specified in its charter)

DELAWARE	000-33433	33-0972983
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3633 Inland Empire Blvd., Suite 480, Ontario, CA	91764
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 909.483.8500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 28, 2012, Business Staffing, Inc. (“Business Staffing”), approved entering into new employment agreements for the individuals that serve as Kaiser Ventures LLC’s (the “Company”) executive officers with an effective date of 12:01 a.m. Pacific Standard Time January 1, 2013. Business Staffing leases employees, including the executive officers of the Company, to the Company. The Company will continue to guarantee the payment of certain of the compensation to be paid by Business Staffing. The Company consented to and concurred with the new Transition Employment Agreement for each executive officer.

The new Transition Employment Agreements and related actions will result in reduced compensation payable to the executive officers, including a reduction in base salary and the termination or modification of certain compensation plans and benefits as more fully discussed in Item 5.02 below, which discussion is incorporated herein by this reference.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

The existing employment agreement with each executive officer was terminated and superseded as of the effective time and date of the new Transition Employment Agreement between Business Staffing and each executive officer as more fully discussed in Item 5.02 below, which discussion is incorporated herein by this reference.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATION ARRANGEMENTS OF CERTAIN OFFICERS

Business Staffing, a company owned by the executive officers of the Company, provides staffing to the Company, the cost of which is reimbursed by the Company without mark-up or profit to Business Staffing. In recognition of the sale of the fifty percent (50%) ownership interest in West Valley MRF, LLC in April 2012 which was Kaiser’s remaining dependable source of cash flow and the anticipated culmination of the Company’s cash maximization strategy which would likely lead to the dissolution of the Company, Business Staffing negotiated and entered into a Transition Employment Agreement with each executive officer and accelerated the payment of certain compensation as discussed in more detail below.

EXECUTIVE OFFICER TRANSITION EMPLOYMENT AGREEMENTS

On December 28, 2012, Business Staffing entered into a Transition Employment Agreement with each of the executive officers of the Company with the new employment agreements being effective as of January 1, 2013. The Transition Employment Agreement for each officer replaces and supersedes his respective employment agreement dated January 1, 2007, as amended to date (the “Original Employment Agreement”). The following summary is qualified in its entirety by the respective Transition Employment Agreement for each executive officer filed as an exhibit to this Report on Form 8-K.

REDUCED ANNUAL BASE COMPENSATION. Beginning January 1, 2013, the annual base compensation of Mr. Stoddard and Mr. Cook is being reduced by one-third resulting in a base compensation of $242,695 for Mr. Stoddard and of $200,798 for Mr. Cook. Upon the sale of the Company’s Eagle Mountain assets, Mr. Stoddard’s annual base compensation will be further reduced to $182,021. Mr. Cook’s annual base salary will be further reduced to $100,398 as of January 1, 2014. Mr. Verhey’s annual base salary is being reduced to $160,000 beginning January 1, 2013.

MODIFIED AND TERMINATED COMPENSATION PLANS AND BENEFITS. Pursuant to the terms of the Transition Employment Agreements, the following compensation plans and benefits are being modified or terminated:

AUTOMATIC COLA ADJUSTMENT TERMINATED BEGINNING CALENDAR YEAR 2013. Under the terms of the Original Employment Agreement of each executive officer, the officer automatically received a cost-of-living adjustment as of January 1 of each year. The executive officers waived the 2.5% cost-of-living adjustment that was to be received as of January 1, 2013, and agreed to terminate all future automatic cost of living adjustments.

ANNUAL EQUITY COMPENSATION GRANT TERMINATION BEGINNING CALENDAR YEAR 2013. Under the terms of the Original Employment Agreement, each executive officer was to be issued 25,000 Class A Units for each calendar year with the issuance to be made on or about January 15th of the following calendar year. This annual grant of 25,000 Class A Units of the Company was terminated beginning with calendar year 2013 with the issuance of the unit grants that otherwise would have been issued to each executive officer for 2012 accelerated and issued on December 31, 2012.

NEW REVENUE EXECUTIVE OFFICER PARTICIPATION PLAN TERMINATED BEGINNING CALENDAR YEAR 2013. The New Revenue Executive Officer Participation Bonus Plan, an incentive bonus plan in which the executive officers participated, was terminated beginning with calendar year 2013. The bonus payment that may be due the officers under such plan for calendar year 2012 will be paid on or before February 28, 2013.

SERP CONTRIBUTION TERMINATED BEGINNING CALENDAR YEAR 2013. The contribution to the supplemental executive retirement plan that is now paid in cash is terminated beginning with calendar year 2013.

MODIFICATION OF C & D UNITS. The Company’s Class C and D Units which are held by the Company’s current executive officers and former executive officers respectively will be modified, subject to appropriate approvals, to “freeze” the potential distribution percentage of each Class C or Class D Unit holder.

TERMINATION OF AUTO ALLOWANCE OF MR. COOK BEGINNING CALENDAR YEAR 2013. Pursuant to the terms of his Original Employment Agreement, Mr. Cook was paid an auto allowance of $600 per month. Beginning with calendar year 2013, such auto allowance is terminated.

MODIFICATION OF WELLNESS BENEFIT. The Original Employment Agreement provided that the executive officers are entitled to reimbursement of certain wellness benefits which are directed toward an annual medical physical and a comprehensive medical physical and appropriate tests every two (2) years. Mr. Cook and Mr. Verhey will be entitled to the continuation of such wellness benefit through March 31, 2013. Mr. Stoddard’s wellness benefit was terminated beginning with calendar year 2013.

CONTINUING BENEFITS. Like all other employees, the executive officers will continue to receive medical, dental, vision, and long-term disability insurance benefits. In addition, like other employees employed more than five (5) years, the executive officers have the opportunity to participate in life insurance whereby Business Staffing will pay two-thirds (2/3) of the premium on a life insurance policy or policies with a total benefit equal to three times an employee’s salary. As in previous employment agreements, Messrs. Stoddard and Verhey are reimbursed for their commuting costs to Ontario, California and any rental car and lodging costs.

ACCELERATION OF THE PAYMENT OF SEVERANCE AND EQUITY GRANT FOR 2012. In exchange for entering into the Transition Employment Agreements, the payment of cash severance equal to two (2) year’s annual base salary was paid to each executive officer as of December 28, 2012. Accordingly, Messrs. Stoddard, Verhey and Cook received $728,086, $333,814 and 609,392 respectively in cash severance. The cash severance obligation was previously funded by the Company to BSI in the second quarter of 2012 under the terms of each executive officer’s employment agreement and pursuant to the terms of the Amended and Restated Administrative Services Agreement between the Company and BSI following the sale of the Company’s ownership interest in West Valley MRF, LLC in April 2012. No other cash severance will be due an executive officer but Business Staffing will continue to pay benefits, such as health and dental insurance, for two years upon the termination of the employment of an executive officer.

As previously noted, the annual equity grant of 25,000 Class A Units for calendar year 2012 was accelerated by 15 days to December 31, 2012.

TERM OF TRANSITION EMPLOYMENT AGREEMENTS. Mr. Stoddard’s Transition Employment Agreement terminates at the end of the calendar month in which the Company’s members approve a plan of dissolution and liquidation for the Company. Mr. Verhey’s Transition Employment Agreement is scheduled to terminate April 30, 2013, but it may be extended by the mutual agreement of BSI and Mr. Verhey on a month-by-moth basis thereafter. Mr. Cook’s Transition Employment Agreement is scheduled to terminate June 30, 2014, but may be extended to December 31, 2014.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS

(d)	Exhibits

*10.1	Transition Employment Agreement between Richard E. Stoddard and Business Staffing, Inc. dated effective January 1, 2013.

*10.2	Transition Employment Agreement between James F. Verhey and Business Staffing, Inc. dated effective January 1, 2013.

*10.3	Employment Agreement between Terry L. Cook and Business Staffing, Inc. dated effective January 1, 2013.

*	Management compensation plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAISER VENTURES LLC
(Registrant)

Date: December 31, 2012	/s/ Terry L. Cook
(Signature)*

Terry L. Cook
Executive Vice President – General Counsel

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